Exhibit 10.2

AMENDMENT

TO

EXECUTIVE DEFERRED COMPENSATION AGREEMENT

THIS AMENDMENT TO EXECUTIVE DEFERRED COMPENSATION AGREEMENT (this “Amendment”) is entered into as of the 17th day of June, 2008 by and between Peoples State Bank of Wausau, Wisconsin (the “Bank”) and Peter W. Knitt (the “Executive”).  All terms used herein which are not otherwise defined have the same meaning as in the Peoples State Bank Executive Deferred Compensation Agreement with the Executive, as amended and restated effective December 31, 2007 (the “Agreement”).

WHEREAS, the Bank entered into the Agreement to encourage the Executive to remain an employee of the Bank; and

WHEREAS, the Bank reserved the right to amend the Agreement with the consent of the Executive under Section 9.1 thereof; and

WHEREAS, the parties now desire to amend the Agreement pursuant to this Amendment to utilize the transition rules promulgated under Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Agreement is hereby amended as follows, effective as of the date set forth above, except that notwithstanding anything herein contained to the contrary, this Amendment will not be effective to any extent if the Termination of Employment occurs prior to January 1, 2009.

1.

Section 3.1.3.  The last sentence of Section 3.1.3 is deleted in its entirety and is replaced by the following:

“Notwithstanding the preceding, the rate of Interest credited under this Section 3.1.3 is subject to adjustment from time to time in the sole discretion of the Board of Directors of the Bank, except that after a Change of Control, as defined in the Executive’s Amended and Restated Employment Agreement with the Bank, the rate of Interest credited cannot in any circumstances be less than the mid-term applicable federal rate, compounded semi-annually, as determined under Section 1274 of the Code, for the month in which the Change of Control occurs.”

2.

Section 4.1.  Section 4.1 (including Sections 4.1.1 and 4.1.2) is deleted in its entirety and is replaced by the following:

“4.1

Distribution of Benefit.  Upon Termination of Employment, the
Bank shall pay to the Executive his Deferral Account balance in the form elected by the Executive on the Benefit Election Form.  The benefit shall commence on the date of the first payroll of the Bank following the month in which the

Termination of Employment occurs, provided, however that except in the case of payments governed by Section 5.3, if the Executive is a Specified Employee, the benefit under this Section 4.1 shall not commence until the date of the first payroll of the Bank following the last day of the sixth (6th) month following the month in which the Termination of Employment occurred.”

3.

Section 4.2.  Section 4.2 (including Sections 4.2.1 and 4.2.2) is deleted in its entirety and is replaced by the following:

“4.2

Intentionally Omitted.”

4.

Section 4.3.  Section 4.3 (including Sections 4.3.1 and 4.3.2) is deleted in its entirety and is replaced by the following:

“4.3

Intentionally Omitted.”

5.

Section 4.4.  Section 4.4 (including Sections 4.4.1 and 4.4.2) is deleted in its entirety and is replaced by the following:

“4.4

Intentionally Omitted.”

6.

Sections 9.3 and 9.4.  Sections 9.3 and 9.4 are hereby deleted in their entirety.

7.

Full Force and Effect.  Except as specifically amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties below have executed this Amendment as of the date first set forth above.

EXECUTIVE:

PEOPLES STATE BANK:

/s/ Peter W. Knitt

By:

/s/ Patrick L. Crooks

Peter W. Knitt

Patrick L. Crooks

As its Chairman of the Board